Exhibit 99.1
Media Contact: Dana Crothers
Marketing Director
704.940.2904
dcrothers@cogdellspencer.com
FOR IMMEDIATE RELEASE
November 6, 2007
COGDELL SPENCER INC. REPORTS
THIRD QUARTER 2007 FINANCIAL RESULTS
Charlotte, N.C. (November 6, 2007) – Cogdell Spencer Inc. (NYSE: CSA), a real estate investment trust (REIT) that invests in specialty office buildings for the medical profession, including medical offices, ambulatory surgery and diagnostic centers, today announced financial results for the quarter ended September 30, 2007.
Third Quarter 2007 Results
Cogdell Spencer Inc. reports Funds from Operations (FFO) per share and operating partnership unit of $0.30 and net loss per share of ($0.13) for the three months ended September 30, 2007.
FFO for the three months ended September 30, 2007 was $5.0 million, or $0.30 per share and operating partnership unit, basic and diluted. The weighted average number of basic and diluted shares and operating partnership units outstanding totaled 16,529,682 and 16,544,774, respectively, for the quarter ended September 30, 2007.
Net loss was ($1.6 million) for the three months ended September 30, 2007, or ($0.13) per share basic and diluted. The weighted average number of basic and diluted shares outstanding totaled 11,934,164 for the quarter ended September 30, 2007.
As of September 30, 2007, the Company’s portfolio consisted of 55 wholly-owned properties and five joint venture properties, comprising a total of approximately 3.2 million square feet. The overall percentage of leased space at the Company’s in-service, wholly-owned properties as of September 30, 2007, was 94.2%. In addition, the Company manages 57 properties for third party clients totaling approximately 2.5 million square feet.
Results for the Nine Months Ended September 30, 2007
FFO for the nine months ended September 30, 2007 was $13.2 million, or $0.86 per share and operating partnership unit, basic and diluted. The weighted average number of basic and diluted shares and operating partnership units outstanding totaled 15,317,189 and 15,334,995, respectively, for the nine months ended September 30, 2007.

Net loss was ($5.0 million) for the nine months ended September 30, 2007, or ($0.47) per share basic and diluted. The weighted average number of basic and diluted shares outstanding totaled 10,755,342 for the nine months ended September 30, 2007.
Acquisitions
On August 30, 2007, Cogdell Spencer Inc. acquired Summit Professional Plaza I and II in Brunswick, Georgia, for approximately $24.3 million in cash, inclusive of transaction costs. The two-building complex totals 97,272 net rentable square feet. Southeast Georgia Health System, a 356-bed not-for-profit healthcare system, is the anchor tenant and currently leases approximately 38% of the complex. Southeast Georgia Health System is ‘A’ rated by Standard & Poor’s Ratings Services.
Development
In September 2007, Cogdell Spencer Inc. completed a 64,276 square foot ambulatory surgery center and medical office building (ASC/MOB) in Lancaster, Pennsylvania. This facility is owned by Cogdell Spencer Inc. and physician tenants in a consolidated joint venture. This facility, located on the Lancaster General Health Campus includes The Physicians’ Surgery Center, which occupies the first floor; The Westphal Group, a local orthopedic practice; and various outpatient services associated with Lancaster General Hospital.
Financing
In connection with the acquisition of Summit Professional Plaza I and II, the Company obtained a $15.9 million, ten year, interest-only mortgage note payable. The note payable has a fixed interest rate of 6.18%.
Dividend
On September 14, 2007, the Company announced that its Board of Directors had declared a quarterly dividend of $0.35 per share of common stock payable on October 19, 2007 to stockholders of record on October 5, 2007. The dividend covers the third quarter of 2007.
Outlook
Cogdell Spencer’s management expects that FFO per share and operating partnership unit for the year ending December 31, 2007 will be between $1.14 and $1.23. A reconciliation of the range of projected net loss to projected FFO for the year ending December 31, 2007 is below:

(In thousands, except per share and operating partnership unit data)
Net loss before minority interests in Operating Partnership	$(9,200)	—	$(8,800)
Plus real estate related depreciation and amortization	27,000	—	28,000
Less gain from sale of real estate property and partnerships	—	—	—

Funds from Operations (FFO)	$17,800	—	$19,200

FFO per share and unit — diluted	$1.14	—	$1.23

Weighted average shares and units outstanding — diluted	15,600		15,600

Supplemental operating and financial data are available in the Investors Relations section of the Company’s Web site at www.cogdellspencer.com.
The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the three months and nine months ended September 30, 2007. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. The Company presents FFO because it considers it an important supplemental measure of operational performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor is it indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions. A reconciliation from GAAP net loss to FFO is included as an attachment to this press release.
Conference Call
Cogdell Spencer Inc. invites you to attend the Third Quarter 2007 Conference Call on Wednesday, November 7, 2007 at 10:00 a.m. (Eastern Time). The number to call for this teleconference is (877) 407-0781 (domestic) or (201) 689-8567 (international), no passcode is required. In addition, the conference call can be accessed via the Internet at www.cogdellspencer.com through the “Q3 2007 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page, as well as at www.streetevents.com and www.earnings.com.
A playback will begin at 12:00 p.m. on November 7, 2007 and will be available until November 24, 2007. To access the playback, please dial (877) 660-6853 (domestic) or (201) 612-7415 (international) and enter the account number: 286, followed by the conference ID number: 257487. The replay can also be accessed via the Internet at www.cogdellspencer.com through the “Q3 2007 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page, as well as at www.streetevents.com and www.earnings.com.

About Cogdell Spencer Inc.
Charlotte-based Cogdell Spencer Inc. (NYSE: CSA) is a fully-integrated, self-administered and self-managed real estate investment trust (REIT) that invests in specialty office buildings for the medical profession, including medical offices, ambulatory surgery and diagnostic centers. As of September 30, 2007, the Cogdell Spencer Inc. portfolio consisted of 55 wholly owned properties, five joint venture properties, and 57 managed medical office buildings. For more information on Cogdell Spencer Inc., please visit the Company’s web site at www.cogdellspencer.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect the Company’s views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially. Factors that may contribute to these differences include, but are not limited to the following: market trends; our ability to obtain future financing arrangements; our ability to renew ground leases; defaults by tenants; and changes in the reimbursement available to our tenants by government or private payors. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s Form 10-K for the year ended December 31, 2006. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cogdell Spencer Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Revenues:
Rental	$16,389	$13,394	$45,314	$38,492
Management fee revenue	526	188	1,621	748
Expense reimbursements	315	89	989	398
Development fee revenue	25	19	276	108
Interest and other income	226	202	827	736

Total revenues	17,481	13,892	49,027	40,482
Expenses:
Property operating and management	6,797	5,050	18,766	14,139
General and administrative	1,513	1,387	5,447	4,822
Depreciation and amortization	7,273	7,737	20,664	21,663
Interest	4,101	4,195	11,324	9,979
Prepayment penalty on early extinguishment of debt	—	37	—	37

Total expenses	19,684	18,406	56,201	50,640

Loss from continuing operations	(2,203)	(4,514)	(7,174)	(10,158)
Equity in earnings of unconsolidated real estate partnerships	2	2	(2)	7
Gain from sale of real estate partnership interests	—	484	—	484
Minority interests in real estate partnerships	(16)	(24)	(55)	(77)
Minority interests in operating partnership	615	1,430	2,226	3,438
Discontinued operations	—	283	—	276

Net loss	$(1,602)	$(2,339)	$(5,005)	$(6,030)

Basic and diluted loss per share	$(0.13)	$(0.29)	$(0.47)	$(0.76)

Weighted average common shares — basic and diluted (1)	11,934	7,976	10,755	7,975

(1)	15 and 20 shares of unvested restricted common stock are anti-dilutive due to the net loss for the three months ended September 30, 2007 and 2006, respectively. 18 and 23 shares of unvested restricted common stock are anti-dilutive due to the net loss for the nine months ended September 30, 2007 and 2006, respectively.

Cogdell Spencer Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	As of	As of
	September 30, 2007	December 31, 2006
Assets
Real estate properties:
Operating real estate properties	$458,327	$361,982
Less: Accumulated depreciation	(39,065)	(23,664)

Total operating real estate properties, net	419,262	338,318
Construction in progress	10,110	12,854

Total real estate properties, net	429,372	351,172
Cash and cash equivalents	3,184	1,029
Restricted cash	1,311	982
Investment in capital lease	5,964	6,193
Acquired above market leases, net	1,003	966
Acquired in place lease value and deferred leasing costs, net	18,076	18,205
Acquired ground leases, net	3,046	3,092
Deferred financing costs, net	1,315	1,018
Goodwill	5,335	5,326
Other assets	7,046	5,075

Total assets	$475,652	$393,058

Liabilities and stockholders’ equity
Notes payable under line of credit	$46,100	$77,487
Mortgage loans	233,629	184,544
Accounts payable and accrued liabilities	16,345	9,851
Accrued dividends and distributions	5,779	4,404
Acquired below market leases, net	3,489	3,096

Total liabilities	305,342	279,382
Minority interests	49,051	54,001
Stockholders’ equity	121,259	59,675

Total liabilities and stockholders’ equity	$475,652	$393,058

Cogdell Spencer Inc.
Reconciliation of Net Loss to Funds from Operations (FFO) (1)
(In thousands, except per share and unit amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Net loss	$(1,602)	$(2,339)	$(5,005)	$(6,030)
Plus minority interests in operating partnership	(615)	(1,276)	(2,226)	(3,288)
Plus real estate related depreciation and amortization (2)	7,180	7,684	20,395	21,546
Less gain on sale of real estate property and partnerships	—	(919)	—	(919)

Funds from Operations (FFO) (1)	$4,963	$3,150	$13,164	$11,309

FFO per share and unit — basic and diluted	$0.30	$0.26	$0.86	$0.92

Weighted average shares and units outstanding — basic	16,530	12,347	15,317	12,342

Weighted average shares and units outstanding — diluted	16,545	12,367	15,335	12,365

(1)	As defined by the National Association of Real Estate Investment Trusts, or NAREIT, funds from operations, or FFO, represents net income (computed in accordance with generally accepted accounting principles, or GAAP), excluding gains from sales of property, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. The Company presents FFO because the Company considers it an important supplemental measure of the Company’s operational performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor is it indicative of funds available to fund the Company’s cash needs, including the Company’s ability to pay dividends or make distributions.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from wholly-owned real estate properties of $7,160 and $7,675 and the Company’s share of joint venture real estate depreciation and amortization of $20 and $9 for the three months ended September 30, 2007 and 2006, respectively. Real estate depreciation and amortization consists of depreciation and amortization from wholly-owned real estate properties of $20,334 and $21,500 and the Company’s share of joint venture real estate depreciation and amortization of $61 and $46 for the nine months ended September 30, 2007 and 2006, respectively.
Other Contacts
General Inquiries:
Frank C. Spencer
President and Chief Executive Officer
Tel: 704.940.2926
fspencer@cogdellspencer.com
Financial Inquiries:
Charles M. Handy
Chief Financial Officer
Tel: 704.940.2914
chandy@cogdellspencer.com
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